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                                                                 EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61429 of Budget Group, Inc. (formerly Team Rental Group, Inc.) on Form S-3 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana

September 15, 1998